As filed with the Securities and Exchange Commission on January 24, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________

FIRST NORTHERN COMMUNITY BANCORP
(Exact Name of Registrant as Specified in Its Charter)

California	68-0450397
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
195 North First Street
Dixon, California 95620
(Address of Principal Executive Offices) (Zip Code)

First Northern Community Bancorp 2016 Stock Incentive Plan
(Full Title of the Plan)

______________________

Louise A. Walker
President and Chief Executive Officer
First Northern Community Bancorp
195 North First Street
Dixon, California 95620
(Name and Address of Agent For Service)
707-678-3041
(Telephone Number, including area code, of agent for service)

Copies to:
Rodney R. Peck, Esq.
Patricia F. Young, Esq.
Pillsbury Winthrop Shaw Pittman LLP
Four Embarcadero Center, 22nd Floor
San Francisco, CA 94111-5998
Telephone: (415) 983-1000
______________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

______________________
CALCULATION OF REGISTRATION FEE
Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value per share	500,000	$10.69 (2)	$5,345,000.00 (2)	$495.48 (2)
(1)
This Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s common stock.

(2)
Calculated solely for the purposes of this offering under Rule 457(c) and (h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Registrant’s common stock as reported on the OTC Markets on January 24, 2022.

REGISTRATION OF ADDITIONAL ORDINARY SHARES PURSUANT TO GENERAL INSTRUCTION E

First Northern Community Bancorp (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional 500,000 shares (the “Additional Shares”) of its common stock, no par value per share (the “Common Stock”), issuable to eligible persons under the 2016 Stock Incentive Plan (the “2016 Plan”). The Additional Shares are securities of the same class as that to which the Prior Registration Statement (as defined below) relates, and this Registration Statement is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. The contents of the Registration Statements on Form S-8 previously filed by the Registrant with the Securities and Exchange Commission to register shares of its Common Stock for issuance under the 2016 Plan on November 12, 2015 (File No. 333-207951) (the “Prior Registration Statement”) is incorporated by reference herein and made a part hereof pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended.
Item 8. Exhibits.
Exhibit
Number	Exhibit Description
5.1	Opinion and Consent of Pillsbury Winthrop Shaw Pittman LLP, provided herewith

23.1	Consent of Independent Registered Public Accounting Firm, provided herewith

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24	Power of Attorney (incorporated by reference to Page II‑4 of this Registration Statement), provided herewith

10.1
Amended and Restated 2016 Stock Incentive Plan - incorporated herein by reference to Appendix A to the Registrant’s Proxy Statement on Schedule 14A for its 2021 Annual Meeting of Shareholders filed April 15, 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dixon, State of California, on January 24, 2022.

First Northern Community Bancorp

By:	/s/ Louise A. Walker
Louise A. Walker

President/Chief Executive Officer/Director (Principal Executive Officer)

Date:	January 24, 2022

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Louise A. Walker, Kevin Spink, and Jeremiah Z. Smith, and each of them, with full power of substitution, such person’s true and lawful attorneys-in-fact and agents for such person, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Louise A. Walker Louise A. Walker	President/Chief Executive Officer/Director (Principal Executive Officer)	January 24, 2022
/s/ Kevin Spink Kevin Spink	Executive Vice President/Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 24, 2022
/s/ Patrick R. Brady Patrick R. Brady	Director and Vice Chairman of the Board	January 24, 2022
/s/ John M. Carbahal John M. Carbahal	Director	January 24, 2022
/s/ Gregory DuPratt Gregory DuPratt	Director	January 24, 2022
/s/ Barbara Hayes Barbara Hayes	Director	January 24, 2022
/s/ Richard M. Martinez Richard M. Martinez	Director and Chairman of the Board	January 24, 2022
/s/ Foy S. McNaughton Foy S. McNaughton	Director	January 24, 2022
/s/ Sean P. Quinn Sean P. Quinn	Director	January 24, 2022
/s/ Daniel F. Ramos Daniel F. Ramos	Director	January 24, 2022
/s/ Mark C. Schulze Mark C. Schulze	Director	January 24, 2022